Contact Info:Arron K. Sutherland, President and CEO

Illinois Casualty Company

(309) 732-0105

arrons@ilcasco.com

225 20th Street, Rock Island, IL  61201

ICC Holdings, Inc. Reports 2020 Fourth Quarter and Twelve Months Results

FOR IMMEDIATE RELEASE:  3/3/2021

Rock Island, IL – March 3, 2021 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported preliminary, unaudited results for the fourth quarter and twelve months ended December 31, 2020.

FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2020 – FINANCIAL RESULTS

Net earnings totaled $4,319,000 or $1.43 per share, for the fourth quarter of 2020, compared to net earnings of $3,577,000 or $1.19 per share, for the fourth quarter of 2019. This fourth quarter’s net earnings reflect contributions from underwriting income, improved investment markets and a one-time, non-taxable gain from the SBA’s forgiveness of our Paycheck Protection Program (PPP) loan. For the twelve months ended December 31, 2020, the Company reported net earnings of $3,531,000 or $1.17 per share, compared to net earnings of $4,294,000 or $1.43 per share, for the same period in 2019.  Book value per share increased 9.7% to $22.08 at December 31, 2020 from $20.13 at December 31, 2019.  Results during 2020 were aided in part by the PPP loan forgiveness gain during the fourth quarter of 2020 and a year-over-year $3 million net-of-tax increase in the Company’s other comprehensive earnings.

Direct premiums written grew by $108,000, or 0.7%, to $14,742,000 for the fourth quarter of 2020 from $14,634,000 for the same period in 2019.  This year’s fourth quarter growth was the highlight of 2020 when taking into consideration COVID-19’s negative impact on the food and beverage industry throughout the year. This growth is a direct result of new business written in Arizona. For the twelve months ended December 31, 2020, direct premiums written decreased by $4,001,000, or 6.4%, to $58,982,000 from $62,983,000 for the same period in 2019.  As referred to in prior releases, this decrease is a reflection of COVID-19’s disproportionate impact on the Company’s market niche. Net premiums earned decreased by 6.3% to $12,767,000 for the fourth quarter of 2020 from $13,622,000 for the same period in 2019. Net premiums earned decreased by 6.0% to $49,689,000 for the twelve months ended December 31, 2020, from $52,842,000 for the same period in 2019.  The decrease in net premiums earned for each of the period comparisons is due to reduced premium writings in 2020 as a result of the negative impact of COVID-19 and the increased reinstatement premiums associated with the civil unrest events.

For the fourth quarter of 2020, the Company ceded to reinsurers $2,175,000 of earned premiums, compared to $2,260,000 of earned premiums for the fourth quarter of 2019. Lower reinsurance rates in 2020 and lower direct earned premium contributed to the fourth quarter’s slightly lower sessions as compared to 2019’s fourth quarter. For the twelve months ended December 31, 2020, the Company ceded $10,080,000 of earned premiums to reinsurers compared to $9,925,000 of earned premiums for the same period in 2019. The increase in ceded premiums year-over-year was driven by additional reinstatement premium caused by two civil unrest catastrophe claims arising in Illinois and Minnesota during 2020.

Net realized investment gains net of other-than-temporary impairment losses were $157,000 for the fourth quarter of 2020 compared to gains of $460,000 for the same period in 2019.  For the twelve months ended December 31, 2020, net realized investment losses net of other-than-temporary impairment losses were $245,000 compared to gains of $1,201,000 for the same period in 2019.  The fourth quarter and twelve month changes from prior year reflect the typical rebalancing activities within the Company’s investment portfolio.

Net investment income increased by $75,000, or 9.6%,  to $853,000 for the fourth quarter of 2020, as compared to $778,000 for the same period in 2019.  For the twelve months ended December 31, 2020, net investment income increased $313,000, or 9.8% to $3,498,000 from $3,185,000 for the same period in 2019.  The favorable change in each of the period comparisons is attributable to an increase in the bond portfolio’s investment income and an increase in new rental income from an investment property purchased in 2020.

Losses and settlement expenses increased by $1,051,000, or 18.8%, to $6,648,000 for the fourth quarter of 2020, from $5,597,000 for the same period in 2019. During the fourth quarter of 2019, we experienced an unusually low loss expense, with the fourth quarter of 2020 returning to a more traditional level of claims experience. Losses and settlement expenses decreased by $1,153,000, or 3.4% to $32,562,000 for the twelve months ended December 31, 2020, from $33,715,000 for the same period in 2019.  The primary driver for the year-to-year decrease is two-fold:  this year’s COVID-19 stay-at-home state mandates contributed to insureds’ business closures and a corresponding reduction of new claims during a portion of 2020, and we experienced fewer weather-related property losses, such as the 2019 Polar Vortex, which contributed to higher losses that year.  As of December 31, 2020, the Company has received 1,289 claims for business interruption related to COVID-19. As noted in our prior disclosure, although a few court cases involving other carriers have sided with policyholders in their claims for coverage for these losses, at this time, the Company does not anticipate that property claims of this nature will be found to trigger coverage under its policy language which contains a virus exclusion, and therefore does not expect to make any loss payments.

Policy acquisition costs and other operating expenses decreased by $690,000, or 12.6%, to $4,788,000 for the fourth quarter of 2020 from $5,478,000 for the same period in 2019.  Policy acquisition costs and other operating expenses decreased by $1,491,000, or 7.4% to $18,529,000 for the twelve months ended December 31, 2020, from $20,020,000 for the same period in 2019. The decreases for both period comparisons were primarily due to a decrease in premium and loss-driven agency commissions.

Total assets increased by 12.8% from $163,004,000 at December 31, 2019 to $183,939,000 at December 31, 2020 (aided in part from $11.6 million in new borrowings throughout 2020).  Our investment portfolio, which consists of fixed income securities, common stocks,  preferred stock, property held for investment, and other invested assets, increased by 15.7% from $111,768,000 at December 31, 2019, to $129,322,000 at December 31, 2020.

FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2020 – FINANCIAL RATIOS

The Company’s losses and settlement expense ratio (defined as losses and settlement expenses divided by net premiums earned) was 52.1% for the fourth quarter and 65.5% for the twelve months ended December 31, 2020, respectively, compared with 41.1% and 63.8% in the same periods of 2019, respectively.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 37.5% and 37.3% in the fourth quarter and twelve months ended December 31, 2020,  respectively, compared to 40.2% and 37.9% in the same periods of 2019, respectively.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 89.6% and 102.8% in the fourth quarter and twelve months ended December 31, 2020, respectively, compared to 81.3% and 101.7% in the same periods of 2019, respectively.

MANAGEMENT COMMENTARY

“The Company was tested by extraordinary events in calendar year 2020, including government-ordered business closures due to COVID-19, civil unrest, and a derecho windstorm.  I am proud of the Company’s resiliency. Understanding the uniquely difficult challenges faced by our food and beverage customers, multiple measures were implemented to adjust insureds’ premiums. The goal of these efforts was to reduce cash flow burdens and properly recognize reduced risks given insureds’ business closures or changing sales mixes.

“Unprecedented property catastrophe losses contributed to a slightly higher combined ratio than the prior year.  In response, the Company reduced operational costs and improved its year-over-year expense ratio by 0.6%.  On a positive note,  the investment portfolio rebounded in the second half of the year to contribute to net income and an increase in book value.

“Consistent with prior years, the Company has been focused on underwriting discipline and generating a high quality book of business. This is achieved through providing fair and adequate rates, while accepting proper levels of exposure. Our property and workers’ compensation lines of business proved to be our most challenging lines this year.  These challenges were offset with significant profitability in our liability lines, the investment portfolio’s rebound and the SBA’s forgiveness of our PPP loan in December 2020.

“Despite the year’s challenges, the Company, again, produced positive earnings per share and a nearly 10% growth in book value per share. Continuing the trend established in 2019, book value per share rose to a new high, ending 2020 above $22 per share. The Company’s geographic diversification has contributed greatly to the Company’s ability to weather events like those we experienced in 2020. The Company’s accelerated expansion into Arizona paid dividends by generating a needed influx of premium in 2020.

“The Company’s human capital has been key to our continued success which was truly demonstrated in 2020. Our employees’ seamless shift to the work-from-home environment coupled with minimal turnover kept the operational wheels turning. The Company’s solid foundation and growth prospects are making space for positive movement in the year to come,” stated Arron Sutherland, President and Chief Executive Officer.

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion and diversification of its subsidiaries in order to maximize value to its stakeholders. The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol “ICCH”. For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth; future responses to and effects of the COVID-19 pandemic, including their effects on our business operations and claims activity; new theories of liability; judicial, legislative, regulatory and other governmental developments, including, but not limited to, liability related to business interruption claims related to COVID-19; litigation tactics and developments; product and segment expansion; regulatory approval in connection with expansion; and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	December 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Investments and cash:
Fixed maturity securities (cost or amortized cost - $98,753,027 at 12/31/2020 and $88,348,415 at 12/31/2019)	$ 105,740,566	$ 92,087,572
Common stocks at fair value	14,724,814	14,448,773
Preferred stocks at fair value	1,683,892	—
Other invested assets	1,772,867	877,900
Property held for investment, at cost, net of accumulated depreciation of $465,364 at 12/31/2020 and $332,218 at 12/31/2019	5,399,826	4,353,713
Cash and cash equivalents	6,598,842	6,626,585
Total investments and cash	135,920,807	118,394,543
Accrued investment income	660,793	646,504
Premiums and reinsurance balances receivable, net of allowances for uncollectible amounts of $150,000 at 12/31/2020 and $100,000 at 12/31/2019	23,506,171	22,368,526
Ceded unearned premiums	860,905	822,818
Reinsurance balances recoverable on unpaid losses and settlement expenses, net of allowances for uncollectible amounts of $0 at 12/31/2020 and 12/31/2019	13,019,865	11,036,170
Income taxes - current	372,986	192,559
Deferred policy acquisition costs, net	5,429,620	5,269,256
Property and equipment, at cost, net of accumulated depreciation of $6,079,728 at 12/31/2020 and $5,619,706 at 12/31/2019	2,860,331	3,033,348
Other assets	1,307,794	1,239,794
Total assets	$ 183,939,272	$ 163,003,518
Liabilities and Equity
Liabilities:
Unpaid losses and settlement expenses	$ 61,575,666	$ 56,838,307
Unearned premiums	29,788,834	30,392,817
Reinsurance balances payable	371,195	374,998
Corporate debt	13,465,574	3,475,088
Accrued expenses	3,472,511	4,216,988
Income taxes - deferred	1,231,271	39,213
Other liabilities	1,290,532	1,324,273
Total liabilities	111,195,583	96,661,684
Equity:
Common stock[1]	35,000	35,000
Treasury stock, at cost[2]	(3,153,838)	(3,146,576)
Additional paid-in capital	32,780,436	32,703,209
Accumulated other comprehensive earnings, net of tax	5,520,091	2,953,936
Retained earnings	40,140,115	36,608,750
Less: Unearned Employee Stock Ownership Plan shares at cost[3]	(2,578,115)	(2,812,485)
Total equity	72,743,689	66,341,834
Total liabilities and equity	$ 183,939,272	$ 163,003,518

1Par value $0.01; authorized: 2020 – 10,000,000 shares and 2019 – 10,000,000 shares; issued: 2020 – 3,500,000 shares and 2019 – 3,500,000 shares; outstanding: 2020 – 3,033,314 and 2019 – 3,014,941 shares.

22020 – 208,875 shares and 2019 – 203,811 shares

32020 – 257,811 shares and 2019 – 281,248 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	December 31,
	2020	2019
Net premiums earned	$ 12,767,500	$ 13,621,884
Net investment income	852,802	778,188
Net realized investment gains	156,997	459,642
Net unrealized gains on equity securities	2,165,222	634,389
Gain on extinguishment of debt	1,641,299	—
Other (loss)	(313,958)	(9,459)
Consolidated revenues	17,269,862	15,484,644
Losses and settlement expenses	6,648,369	5,597,468
Policy acquisition costs and other operating expenses	4,787,721	5,478,019
Interest expense on debt	56,946	32,437
General corporate expenses	170,147	134,879
Total expenses	11,663,183	11,242,803
Earnings before income taxes	5,606,679	4,241,841
Income tax expense (benefit):
Current	354,162	806,106
Deferred	933,811	(141,687)
Total income tax expense	1,287,973	664,419
Net earnings	$ 4,318,706	$ 3,577,422

Other comprehensive earnings (loss), net of tax	311,434	(254,618)
Comprehensive earnings	$ 4,630,140	$ 3,322,804

Earnings per share:
Basic:
Basic net earnings per share	$ 1.43	$ 1.19
Diluted:
Diluted net earnings per share	$ 1.42	$ 1.19

Weighted average number of common shares outstanding:
Basic	3,028,868	3,011,034
Diluted	3,042,863	3,015,038

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Twelve-Months Ended
	December 31,
	2020	2019
Net premiums earned	$ 49,689,202	$ 52,841,766
Net investment income	3,497,702	3,185,153
Net realized investment (losses) gains	(245,323)	1,200,765
Net unrealized gains on equity securities	2,167,417	2,350,513
Gain on extinguishment of debt	1,641,299	—
Other (loss)	(231,024)	(53,297)
Consolidated revenues	56,519,273	59,524,900
Losses and settlement expenses	32,561,988	33,714,837
Policy acquisition costs and other operating expenses	18,529,446	20,020,005
Interest expense on debt	207,719	128,790
General corporate expenses	641,763	579,708
Total expenses	51,940,916	54,443,340
Earnings before income taxes	4,578,357	5,081,560
Income tax expense:
Current	537,078	568,893
Deferred	509,915	218,322
Total income tax expense	1,046,993	787,215
Net earnings	$ 3,531,364	$ 4,294,345

Earnings per share:
Basic:
Basic net earnings per share	$ 1.17	$ 1.43
Diluted:
Diluted net earnings per share	$ 1.16	$ 1.42

Weighted average number of common shares outstanding:
Basic	3,027,903	3,008,564
Diluted	3,041,898	3,013,867

Net earnings	$ 3,531,364	$ 4,294,345
Other comprehensive earnings, net of tax
Unrealized gains and losses on investments:
Unrealized holding gains arising during the period, net of income tax expense of $202,313 in 2020 and $617,319 in 2019	3,019,434	3,393,585
Reclassification adjustment for (gains) included in net income, net of income tax expense of $120,492 in 2020 and $59,802 in 2019	(453,279)	(224,970)
Total other comprehensive earnings	2,566,155	3,168,615
Comprehensive earnings	$ 6,097,519	$ 7,462,960